================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                             ______________________


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  April 17, 2001


                              Sprint Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Kansas                        1-04721                          48-0457967
------------------------      ------------------------      -----------------------------------------
(State of incorporation)      (Commission File Number)      (IRS Employer Identification No.)

           2330 Shawnee Mission Parkway
                 Westwood, Kansas                               66205
      --------------------------------------                --------------
      (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (913) 624-3000


                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

                  P.O. Box 11315, Kansas City, Missouri 64112
         -------------------------------------------------------------
               (Mailing address of principal executive offices)


================================================================================

Item 5.  Other Events

     1. Press Release. On April 17, 2001, the registrant ("Sprint") announced its first quarter results for the quarter ending March 31, 2001. The press release was as follows:

                    SPRINT ANNOUNCES FIRST QUARTER RESULTS

EDITOR'S NOTE: In the second quarter of 2000, the local division transferred a customer service operation to the PCS Group. Additionally, in the third quarter of 2000, Sprint changed its transfer pricing for certain transactions between the local division and the directory publishing business, which mainly had the effect of reducing local division revenues. The discussion of the local division's results assumes both events occurred at the beginning of 2000.

The Sprint FON Group (NYSE: FON) is comprised of Sprint's Global Markets segment, Local Telecommunications Division and product distribution and directory publishing businesses.

The Sprint PCS Group (NYSE: PCS) consists of Sprint's mobile PCS operations.

KANSAS CITY, Mo., - April 17, 2001 - Sprint today announced record first quarter consolidated revenues of $6.28 billion, an increase of 14 percent from $5.53 billion a year ago. The PCS Group continued to lead the industry in subscriber growth during the quarter and improved its performance in all key metrics including average revenue per user, cost to acquire and cash cost per customer compared to a year ago, and it reported very strong growth in operating cash flow as measured by EBITDA. In the quarter, the FON Group had continued strong success with bundled sales offerings, launched several new IP initiatives and progressed on its goal of becoming a leading provider of broadband services.

First quarter diluted earnings per share from the FON Group's continuing operations were 36 cents, including a 1 cent non-recurring gain from investing activities.

"Sprint continues to build on the foundation for growth we described late last year," said William T. Esrey, chairman and chief executive officer. "We have shifted our focus and our resources from a predominantly wireline voice business to higher-growth areas of data, wireless and broadband services where we expect to see significant dividends in the years to come."

SPRINT PCS GROUP HIGHLIGHTS
The PCS Group recorded its 11th consecutive industry-leading quarter of customer growth adding approximately 875,000 customers, which included 826,000 direct customers and 49,000 resale customers. In the quarter the PCS Group sold 14,000 customers to an affiliate. Combined quarterly direct and resale customer additions, normalized for transfers, was similar to the year ago period.

The PCS Group operates the nation's largest 100 percent digital, 100 percent PCS wireless network, which now covers a population of nearly 228 million, including affiliates, or more than 80 percent of the U.S. population.

 . Monthly average revenue per user (ARPU) for the quarter was $60, a 6 percent increase from $57 a year ago.

 .  Net operating revenues increased 68 percent to $2.05 billion in the first quarter from $1.22 billion a year ago.
 .  Operating cash flows (EBITDA) were $253 million for the quarter, a $434 million increase from a year ago.
 .  Sprint PCS continued to lead the wireless industry in the number of Wireless
   Web users on its Internet-ready phones and devices. In the first quarter 2001, data usage increased by 30 percent sequentially and six-fold from a year ago.
 . Sprint PCS increased its business customer base by 73 percent compared to a year ago. Fueling this strong growth was the Sprint PCS Wireless Web for Business, a full suite of wireless products and services offering clear, wireless access to enterprise content and applications, including corporate e-mail via Internet-ready Sprint PCS Phones.
 . Capital expenditures were $655 million for the quarter, reflecting continued capacity expansion, and increased coverage for the company's PCS wireless network and development of new service capabilities.

"In each quarter for close to three years now, Sprint PCS has led the wireless industry in net subscriber additions and in providing the best clarity, coverage, connectivity and value for customers," Esrey said. "With CDMA technology in 100 percent of our network, Sprint PCS is ideally positioned for the future, and offers the most cost-efficient path to third-generation (3G) technology. Within the next two years, high-speed 3G data rates promise to alter the way people traditionally use wireless services, and will allow Sprint PCS customers to take advantage of advanced mobile applications."

In the quarter, Sprint announced its aggressive schedule to bring high speed, third-generation services to customers. By mid-2002, Sprint's 3G services are projected to double voice capacity on the PCS nationwide network and increase data speeds tenfold from 14.4 kbps to speeds up to 144 kbps.

During the quarter, Sprint PCS also announced a strategic alliance with Palm, Inc., to market and sell wireless solutions for handheld computers using the Palm OS(R) platform. The agreement represents the first CDMA solution for Palm(TM) handheld computers enabling access to real-time information on the Sprint PCS nationwide network.

Also in the first quarter, Sprint PCS Voice Command, the first nationwide, network-based voice-activated dialing and information service, made its commercial debut. By using their voices, customers can dial a number, look up directory names, modify address book entries and perform various speech-enabled, voice-independent functions while using any Sprint PCS Phone.

Additionally, in the first quarter of 2001, Sprint PCS announced:

 . The nationwide availability of the Sprint PCS 5000 Phone by Sanyo, a compact handset featuring the first full-color screen on a mobile phone marketed in the United States. The large, color display enhances the Sprint PCS Wireless Web experience - making it easier to read e-mail messages and make menu selections. Up to 20 digital color photos of family, friends, or business associates can be downloaded, then synchronized with phone book entries, providing an onscreen "Photo Caller ID" for select incoming calls.

 . Further expansion of the Sprint PCS Wireless Web service, with the addition of several new content partners including: Biztravel.com, which provides users with the ability to book airline, car rental and hotel reservations via their Sprint PCS Internet-ready phones; washingtonpost.com, allowing access to leading national and political news coverage; and Wau.com, the first wireless portal that keeps the Spanish-speaking community in touch with Mexico and Latin America.

SPRINT FON GROUP HIGHLIGHTS
 .  First quarter revenues of $4.36 billion declined 1 percent compared to $4.40 billion in the same period a year ago.
 . First quarter diluted earnings per share from continuing operations were 36 cents compared to 50 cents a year ago. Earnings per share included non-recurring gains from investing activities of 1 cent in the first quarter of 2001 and 2 cents in the first quarter of 2000.
 . Net income was $315 million in the quarter compared to $445 million a year ago, excluding a $675 million, or 75 cents a share, gain from the sale of Sprint's investment in Global One.
 .  FON Group operating income in the quarter decreased 30 percent to $532 million from $758 million a year ago.
 . Operating cash flows in the quarter were $1.12 billion, down 14 percent from $1.30 billion in the first quarter a year ago.

Local Telecommunications Division
 .  Revenues were up 4 percent for the quarter to $1.55 billion from $1.50 billion a year ago.
 .  Operating income rose 4 percent in the quarter to $438 million from $420 million a year ago.
 . Voice grade equivalent lines grew over 22 percent from the first quarter a year ago. The number of access lines increased 2.2 percent during the same period.
 . Operating cash flows in the quarter increased 3 percent to $719 million from $698 million in the previous first quarter.

Global Markets
 . Revenues in the Global Markets segment for the quarter were down 2 percent from a year ago due to lower long distance voice revenues and reduced sales of network management services and customer premise equipment. These declines were partially offset by growth in Internet Protocol (IP) and enterprise data services. First quarter revenues were $2.57 billion compared to $2.63 billion a year ago.
 . Operating income declined in the quarter due to lower long distance margins and increased dilution from Sprint ION(R) and broadband fixed wireless activities. First quarter operating income was $25 million compared to $265 million a year ago.

 .  Operating cash flows in the first quarter were $327 million compared to $530 million a year ago.
 . Long distance calling volumes rose 21 percent for the quarter compared to last year.

Product Distribution and Directory Publishing
 . Revenues increased 7 percent in the quarter to $494 million from $461 million a year ago, with non-affiliated revenues increasing 2 percent in the same period.
 . Operating income increased 16 percent to $78 million in the first quarter from $67 million a year ago.

"As we continue to execute against our domestic Internet strategy, expand internationally, grow our broadband footprint, and develop the next-generation of data products and services, I am confident about the FON Group's ability to perform in today's highly-competitive marketplace," Esrey said.

For the quarter, Sprint's Local Telecommunications Division delivered solid results, largely driven by increased bundled sales and strong data revenues.

The local division's revenues from data services for the quarter increased 22 percent and accounted for 42 percent of the division's total revenue growth.

At the end of the quarter, more than 23 percent of our local residential customers subscribed to a bundled service plan, up substantially from less than 14 percent a year ago. Bundled services also contributed to an increased penetration of Sprint long distance service in the company's local territories. By the end of the quarter, over 41 percent of local residential customers subscribed to Sprint long distance, up from 35 percent a year ago.

The local division continued to expand its broadband and data footprint and increased DSL sales 57 percent over fourth quarter of 2000. DSL was launched in five new markets during the first quarter: Newton/Clinton, New Jersey; Ft. Walton Beach, Fla.; Kingsport/Bristol/Johnson City, Tenn; Lebanon/Mason, Ohio; and Humble/Kingswood, Texas.

During the quarter, the local division added Web capabilities for consumer and business market customers. Business customers can now report and schedule repair needs online as well as view and pay their bills. Consumers can browse our product selections, place orders, report troubles and make payments online.

In Global Markets, the long distance business operating environment was once again highly competitive. Total voice revenues declined 2 percent in the quarter compared to a year ago, but increased modestly on a sequential basis. Business voice revenues continue to be impacted by aggressive market pricing. In the quarter, Sprint continued to grow current-generation data services, although these services were impacted by capacity limitations and a slower economy. During the quarter, overall data revenue grew 6 percent compared to a year ago.

Internet revenues for the quarter grew 14 percent to $249 million from $218 million last year. To support future Internet revenue growth, Sprint during the quarter opened over 200,000 square feet of new Sprint E|Solutions Internet center space in New York, Boston and Kansas City. The company plans to open additional Internet centers in 8 more markets by the end of 2001. Sprint plans to operate 18 domestic and a minimum of 2 international Internet centers by the end of 2002. Each Internet center will offer a variety of services, from collocation to application support, as well as comprehensive IT professional services.

Sprint's Tier 1 Internet backbone was expanded internationally during the quarter, with the opening of the first IP node in London in early February. International expansion is expected to ultimately connect 15 cities in 13 major European and Asian countries by the end of 2001 and 35 cities in 19 countries by the end of 2003. The international deployment will provide multinational companies, ISPs and other communications companies with direct access to Sprint's data network and broad portfolio of advanced products and services.

During the quarter, Sprint continued to expand its broadband capabilities to support the rollout of Sprint ION. The company has installed DSL equipment in more than 1,100 central offices in 45 markets. By the end of 2001, DSL will be in more than 2,000 central offices in 86 markets, which will enable the company to reach 18 million households and 3 million business locations across the country through its Sprint ION products.

The company launched four new Sprint Broadband Direct markets, bringing the total number of markets with Sprint's fixed wireless capabilities to 14. Throughout the quarter, Sprint has experienced strong customer demand for the product and has consistently exceeded sales goals. By the end of March, the Sprint Broadband Direct customer base had nearly doubled from the fourth quarter of 2000.

Sprint expanded its Sprint ION portfolio in the first quarter with the introduction of Sprint ION xt1 -- providing customers with all the benefits of Sprint ION technology at a lower price point. Sprint also introduced Sprint ION Home LAN, the first product that delivers on Sprint's broadband home networking strategy. The product allows broadband customers to turn any phone jack in their home into a high-speed connection.

Additionally, during the quarter Sprint received top honors in the Yankee Group's Technologically Advanced Family (TAF) study, outscoring competitors in performance, improvement and satisfaction. Also during the quarter it was announced that in 2000, Sprint led the three major long distance communications carriers with the fewest FCC reportable network outages for the fifth year in a row. During 2000, Sprint had three reportable outages compared to 27 and nine experienced by its two primary competitors. An FCC reportable outage is one in which there are 90,000 blocked calls during an event which lasts one half hour or more. The milestone underscores Sprint's network as the industry standard, capable of making millisecond restoration times and fiber cuts and electronic failures transparent to the customer.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This press release includes certain estimates, projections and other forward-looking statements. Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

 .  The effects of vigorous competition in the markets in which Sprint operates;

 .  The costs and business risks related to entering new markets necessary to provide nationwide or global services and providing new services;
 .  The ability of the PCS Group to continue to grow a significant market presence;
 .  The effects of mergers and consolidations within the telecommunications industry;
 .  The uncertainties related to Sprint's strategic investments;
 .  The impact of any unusual items resulting from ongoing evaluations of
   Sprint's business strategies;
 .  Unexpected results of litigation filed against Sprint;
 . The possibility of one or more of the markets in which Sprint competes being impacted by changes in political, economic or other factors such as monetary policy, legal and regulatory changes including the impact of the Telecommunications Act of 1996, or other external factors over which Sprint has no control; and
 . Other risks referenced from time to time in Sprint's filings with the Securities and Exchange Commission ("SEC").

The words "estimate," "project," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Sprint is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this press release or unforeseen events. Sprint provides a detailed discussion of risk factors in periodic SEC filings and you are encouraged to review these filings.

Sprint is a world-class global communications company - at the forefront of integrating wireline and wireless communications services. Sprint is a large carrier of Internet traffic and a leader in broadband communications. The company built and operates the United States' first nationwide all-digital, fiber-optic network and provides a portfolio of advanced data communications services. It operates the largest 100-percent digital, 100-percent nationwide PCS wireless network in the United States, already serving the majority of the nation's metropolitan areas including more than 4,000 cities and communities across the country. Sprint has $23 billion in annual revenues and serves more than 23 million business and residential customers.

                              Sprint Corporation
                                   FON GROUP
                 COMBINED STATEMENTS OF OPERATIONS (unaudited)
                       (millions, except per share data)

                                                                                 Quarters Ended
                                                                                    March 31,
                                                                           -------------------------
                                                                            2001               2000
                                                                           -------------------------
Net operating revenues                                                     $4,358             $4,404
----------------------------------------------------------------------------------------------------
Operating expenses
 Costs of services and products                                             2,105              1,948
 Selling, general and administrative                                        1,135              1,153
 Depreciation and amortization                                                586                545
----------------------------------------------------------------------------------------------------
 Total operating expenses                                                   3,826              3,646
----------------------------------------------------------------------------------------------------
Operating income                                                              532                758
Interest expense                                                              (27)               (39)
Other income, net /(1)/                                                         5                  7
----------------------------------------------------------------------------------------------------
Income from continuing operations before income taxes                         510                726
Income taxes                                                                 (194)              (281)
----------------------------------------------------------------------------------------------------
Income from continuing operations                                             316                445
Discontinued operation, net                                                     -                675
Extraordinary items, net                                                       (1)                 -
Cumulative effect of change in accounting principle, net                        -                 (2)
----------------------------------------------------------------------------------------------------
Net income                                                                    315              1,118
Preferred stock dividends received                                              2                  2
----------------------------------------------------------------------------------------------------
Earnings applicable to common stock                                        $  317             $1,120
                                                                           =========================

Diluted earnings per common share
 Income from continuing operations - recurring                             $ 0.35             $ 0.48
 Non-recurring items /(1)/                                                   0.01               0.02
----------------------------------------------------------------------------------------------------
 Income from continuing operations                                           0.36               0.50
 Discontinued operation                                                         -               0.75
----------------------------------------------------------------------------------------------------
 Total                                                                     $ 0.36             $ 1.25
                                                                           ======             ======
Diluted weighted average common shares outstanding                          887.4              894.7
                                                                           ======             ======
Basic earnings per common share                                            $ 0.36             $ 1.28
                                                                           ======             ======

 (1) In the 2001 first quarter, the FON Group recorded net gains on investment activities of $14 million which increased income from continuing operations by $9 million or $0.01 per share. In the 2000 first quarter, the FON Group recorded net gains on investment activities of $26 million which increased income from continuing operations by $17 million or $0.02 per share.

                              Sprint Corporation
                                   FON GROUP
                    SELECTED OPERATING RESULTS (unaudited)
                                  (millions)

                                                                         Quarters Ended
                                                                            March 31,
                                                                  -----------------------------
                                                                   2001                   2000
                                                                  -----------------------------
Global Markets Division
 Net operating revenues
  Voice                                                           $1,736                 $1,779
  Data                                                               502                    474
  Internet                                                           249                    218
  Other                                                               80                    156
-----------------------------------------------------------------------------------------------
  Net operating revenues                                           2,567                  2,627
-----------------------------------------------------------------------------------------------
 Operating expenses
  Costs of services and products                                   1,489                  1,322
  Selling, general and administrative                                751                    775
  Depreciation and amortization                                      302                    265
-----------------------------------------------------------------------------------------------
  Total operating expenses                                         2,542                  2,362
-----------------------------------------------------------------------------------------------
 Operating income                                                 $   25                 $  265
                                                                  =============================


Local Division
 Net operating revenues
  Local service                                                   $  732                 $  696
  Network access                                                     505                    511
  Long distance                                                      186                    171
  Other                                                              130                    151
-----------------------------------------------------------------------------------------------
  Net operating revenues                                           1,553                  1,529
-----------------------------------------------------------------------------------------------
 Operating expenses
  Costs of services and products                                     496                    480
  Selling, general and administrative                                338                    337
  Depreciation                                                       281                    279
-----------------------------------------------------------------------------------------------
  Total operating expenses                                         1,115                  1,096
-----------------------------------------------------------------------------------------------
 Operating income                                                 $  438                 $  433
                                                                  =============================


Product Distribution and Directory Publishing
 Net operating revenues                                           $  494                 $  461
                                                                  =============================
 Operating income                                                 $   78                 $   67
                                                                  =============================


Unallocated Corporate Operations and
Intercompany Eliminations
 Net operating revenues                                           $ (256)                 $(213)
                                                                  =============================
 Operating income                                                 $   (9)                 $  (7)
                                                                  =============================

Sprint's FON Group reporting segments are intended to reflect the operating results of its global markets, local services, and product distribution and directory publishing businesses. The Global Markets segment includes data communications services such as Internet, web hosting, collocation, and security services, as well as domestic and international voice services (except for consumer services provided to customers within Sprint's local franchise territories), our integrated communications services, referred to as Sprint ION, and broadband fixed wireless services. Our local services segment includes local phone services, access to its local network, consumer long distance services provided to customers within our local franchise territories, and sales of telecommunications equipment. The Product Distribution and Directory Publishing segment provides wholesale distribution services of telecommunications products and publishes and markets white and yellow page phone directories.

                              Sprint Corporation
                                   FON GROUP
                       CONDENSED COMBINED BALANCE SHEETS
                                  (millions)


                                                                                           March 31,             December 31,
                                                                                              2001                   2000
                                                                                          -----------------------------------
                                                                                          (unaudited)
Assets
 Current assets
   Cash and equivalents                                                                     $     60               $    122
   Accounts receivable, net                                                                    3,059                  3,126
   Receivables from the PCS Group                                                                324                    361
   Inventories                                                                                   429                    434
   Other                                                                                         482                    469
---------------------------------------------------------------------------------------------------------------------------
   Total current assets                                                                        4,354                  4,512
---------------------------------------------------------------------------------------------------------------------------
 Property, plant and equipment
   Global markets division                                                                    13,143                 12,512
   Local division                                                                             17,136                 16,835
   Other                                                                                       1,758                  1,651
---------------------------------------------------------------------------------------------------------------------------
   Total property, plant and equipment                                                        32,037                 30,998
   Accumulated depreciation                                                                  (15,677)               (15,165)
---------------------------------------------------------------------------------------------------------------------------
   Net property, plant and equipment                                                          16,360                 15,833
---------------------------------------------------------------------------------------------------------------------------
 Net intangible assets                                                                         1,200                  1,204
 Other                                                                                         2,115                  2,100
---------------------------------------------------------------------------------------------------------------------------
 Total                                                                                      $ 24,029               $ 23,649
                                                                                            ===============================

Liabilities and group equity
 Current liabilities
   Short-term borrowings including current maturities of
    long-term debt                                                                          $  1,113               $  1,026
   Accounts payable and accrued interconnection costs                                          1,656                  2,145
   Other                                                                                       1,864                  1,833
---------------------------------------------------------------------------------------------------------------------------
   Total current liabilities                                                                   4,633                  5,004

 Long-term debt and capital lease obligations                                                  4,013                  3,482

 Deferred income taxes and investment tax credits                                              1,310                  1,276

 Other                                                                                         1,535                  1,535

 Redeemable preferred stock                                                                        9                      9

 Group equity                                                                                 12,529                 12,343
---------------------------------------------------------------------------------------------------------------------------

 Total                                                                                      $ 24,029               $ 23,649
                                                                                            ===============================

                              Sprint Corporation
                                   FON GROUP
             CONDENSED COMBINED CASH FLOW INFORMATION (unaudited)
                                  (millions)

                                                                                            Quarters Ended
                                                                                               March 31,
                                                                                   ---------------------------------
                                                                                     2001                     2000
                                                                                   ---------------------------------
Operating Activities
  Net income                                                                       $    315                 $  1,118
  Discontinued operation, net                                                             -                     (675)
  Depreciation and amortization                                                         586                      545
  Deferred income taxes                                                                  69                      238
  Changes in assets and liabilites                                                     (374)                    (185)
  Other, net                                                                             20                      (18)
--------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                               616                    1,023
--------------------------------------------------------------------------------------------------------------------

Investing Activities
  Capital expenditures
    Global markets division                                                            (650)                    (350)
    Local division                                                                     (364)                    (323)
    Other                                                                              (105)                     (85)
  Investments in and loans to affiliates, net                                           (46)                    (130)
  Advances to the PCS Group                                                               -                     (928)
  Other, net                                                                             12                        -
--------------------------------------------------------------------------------------------------------------------
Net cash used by continuing operations                                               (1,153)                  (1,816)
Proceeds from the sale of Global One                                                      -                    1,403
--------------------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                                (1,153)                    (413)
--------------------------------------------------------------------------------------------------------------------

Financing Activities
  Increase (Decrease) in debt, net                                                      606                     (381)
  Dividends paid                                                                       (105)                    (105)
  Other, net                                                                            (26)                     (33)
--------------------------------------------------------------------------------------------------------------------
Net cash provided (used) by financing activities                                        475                     (519)
--------------------------------------------------------------------------------------------------------------------

Increase (Decrease) in cash and equivalents                                             (62)                      91

Cash and equivalents at beginning of period                                             122                      104
--------------------------------------------------------------------------------------------------------------------

Cash and equivalents at end of period                                              $     60                 $    195
                                                                                   =================================

                              Sprint Corporation
                                   PCS GROUP
                 COMBINED STATEMENTS OF OPERATIONS (unaudited)
                       (millions, except per share data)

                                                                                  Quarters Ended
                                                                                     March 31,
                                                                           ----------------------------
                                                                            2001                  2000
                                                                           ----------------------------
Net operating revenues                                                     $2,051                $1,220
-------------------------------------------------------------------------------------------------------

Operating expenses
 Costs of services and products                                             1,134                   894
 Selling, general and administrative                                          664                   507
 Depreciation                                                                 401                   289
 Amortization                                                                 134                   132
-------------------------------------------------------------------------------------------------------
 Total operating expenses                                                   2,333                 1,822
-------------------------------------------------------------------------------------------------------

Operating loss                                                               (282)                 (602)

Interest expense                                                             (285)                 (220)
Other income (expense), net /(1)/                                             (20)                   26
-------------------------------------------------------------------------------------------------------

Loss from continuing operations before income taxes                          (587)                 (796)

Income taxes                                                                  194                   286
-------------------------------------------------------------------------------------------------------

Loss from continuing operations                                              (393)                 (510)

Extraordinary items, net                                                        -                    (3)
Cumulative effect of change in accounting principle, net                        2                     -
-------------------------------------------------------------------------------------------------------

Net loss                                                                     (391)                 (513)

Preferred stock dividends                                                      (4)                   (4)
-------------------------------------------------------------------------------------------------------

Loss applicable to common stock                                            $ (395)               $ (517)
                                                                           ============================

Diluted and basic loss per common share

Diluted and basic loss per common share /(1)/                              $(0.40)               $(0.54)
                                                                           ======                ======
Diluted and basic weighted average common shares                            977.9                 956.3
                                                                           ======                ======


(1) Includes a gain on sale of customers and network infrastructure to a PCS affiliate of $28 million in the 2000 first quarter, which decreased PCS Group loss from continuing operations by $18 million or $0.02 per share.

                              Sprint Corporation
                                   PCS GROUP
                       CONDENSED COMBINED BALANCE SHEETS
                                  (millions)

                                                                           March 31,           December 31,
                                                                             2001                  2000
                                                                          --------------------------------
                                                                          (unaudited)
Assets
 Current assets
  Cash and equivalents                                                     $    120               $    117
  Accounts receivable, net                                                      920                    902
  Current tax benefit receivable from the FON Group                             103                     26
  Inventories                                                                   570                    515
  Other                                                                         223                    290
----------------------------------------------------------------------------------------------------------
  Total current assets                                                        1,936                  1,850

 Net property, plant and equipment                                            9,762                  9,522

 Net intangible assets                                                        7,594                  7,734

 Other                                                                          673                    657
----------------------------------------------------------------------------------------------------------
 Total                                                                     $ 19,965               $ 19,763
                                                                           ===============================

Liabilities and group equity
 Current liabilities
  Short-term borrowings including current maturities of                    $    678               $    244
   long-term debt
  Accounts payable                                                              458                    687
  Construction obligations                                                      896                    997
  Payables to the FON Group                                                     257                    296
  Other                                                                       1,354                  1,168
----------------------------------------------------------------------------------------------------------
  Total current liabilities                                                   3,643                  3,392

 Long-term debt and capital lease obligations                                14,463                 14,136

 Deferred income taxes                                                           24                     90

 Other                                                                          271                    253

 Redeemable preferred stock                                                     526                    526

 Group equity                                                                 1,038                  1,366
----------------------------------------------------------------------------------------------------------
 Total                                                                     $ 19,965               $ 19,763
                                                                           ===============================

                              Sprint Corporation
                                   PCS GROUP
             CONDENSED COMBINED CASH FLOW INFORMATION (unaudited)
                                  (millions)

                                                                                    Quarters Ended
                                                                                        March 31,
                                                                            --------------------------------
                                                                              2001                    2000
                                                                            --------------------------------
Operating Activities
  Net loss                                                                  $   (391)               $   (513)
  Depreciation and amortization                                                  535                     421
  Deferred income taxes                                                          (79)                     60
  Changes in assets and liabilities                                             (281)                    (48)
  Other, net                                                                      41                     (13)
------------------------------------------------------------------------------------------------------------
Net cash used by operating activities                                           (175)                    (93)
------------------------------------------------------------------------------------------------------------

Investing Activities
  Capital expenditures                                                          (655)                   (693)
  Other, net                                                                      23                     122
------------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                           (632)                   (571)
------------------------------------------------------------------------------------------------------------

Financing Activities
  Increase (Decrease) in debt, net                                               759                    (370)
  Dividends paid                                                                  (4)                     (4)
  Advances from the FON Group                                                      -                     928
  Other, net                                                                      55                     149
------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                        810                     703
------------------------------------------------------------------------------------------------------------
Increase in cash and equivalents                                                   3                      39

Cash and equivalents at beginning of period                                      117                      16
------------------------------------------------------------------------------------------------------------
Cash and equivalents at end of period                                       $    120                $     55
                                                                            ================================

                                                   Sprint Corporation
                                                       PCS GROUP
                                           NET CUSTOMER ADDITIONS (unaudited)
                                                      (thousands)


                                                                             Quarter ended March 31, 2001
                                                           -------------------------------------------------------------
                                                            Direct             Resale          Affiliate           Total
                                                           -------             ------          ---------           -----
Operational net additions                                     826                 49               234             1,109

Purchases (Sales), net                                        (14)                 -                14                 -
------------------------------------------------------------------------------------------------------------------------

Reported net additions                                        812                 49               248             1,109
                                                           -------------------------------------------------------------



Ending customers - March 31, 2000                           6,554                 77               327             6,958
                                                           -------------------------------------------------------------

Ending customers - December 31, 2000                        9,543                310               809            10,662
                                                           -------------------------------------------------------------

Ending customers - March 31, 2001                          10,355                359             1,057            11,771
                                                           -------------------------------------------------------------

                              Sprint Corporation
               CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                                  (millions)


                                                                                  Quarters Ended
                                                                                    March 31,
                                                                            -------------------------
                                                                             2001               2000
                                                                            -------------------------
Net operating revenues                                                      $6,280             $5,529
-----------------------------------------------------------------------------------------------------
Operating expenses
 Costs of services and products                                              3,110              2,747
 Selling, general and administrative                                         1,799              1,660
 Depreciation                                                                  981                817
 Amortization                                                                  140                149
-----------------------------------------------------------------------------------------------------
 Total operating expenses                                                    6,030              5,373
-----------------------------------------------------------------------------------------------------
Operating income                                                               250                156
Interest expense                                                              (307)              (254)
Other income (loss), net                                                       (20)                28
-----------------------------------------------------------------------------------------------------
Loss from continuing operations before income taxes                            (77)               (70)
Income taxes                                                                     -                  5
-----------------------------------------------------------------------------------------------------
Loss from continuing operations                                                (77)               (65)
Discontinued operation, net                                                      -                675
Extraordinary items, net                                                        (1)                (3)
Cumulative effect of change in accounting principles, net                        2                 (2)
-----------------------------------------------------------------------------------------------------
Net income (loss)                                                           $  (76)            $  605
                                                                            =========================

                              Sprint Corporation
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (millions)

                                                                                     March 31,              December 31,
                                                                                       2001                     2000
                                                                                    ------------------------------------
                                                                                    (unaudited)
Assets
 Current assets
  Cash and equivalents                                                                 $   180                 $   239
  Accounts receivable, net                                                               3,979                   4,028
  Inventories                                                                              999                     949
  Other                                                                                    707                     757
------------------------------------------------------------------------------------------------------------------------
  Total current assets                                                                   5,865                   5,973

 Net property, plant and equipment                                                      26,079                  25,316

 Net intangible assets                                                                   8,794                   8,938

 Other                                                                                   2,408                   2,374
------------------------------------------------------------------------------------------------------------------------

 Total                                                                                 $43,146                 $42,601
                                                                                    ====================================

Liabilities and shareholders' equity
 Current liabilities
  Short-term borrowings including current maturities of long-term debt                 $ 1,724                 $ 1,205
  Accounts payable and accrued interconnection costs                                     2,114                   2,832
  Construction obligations                                                                 896                     997
  Other                                                                                  3,072                   2,934
------------------------------------------------------------------------------------------------------------------------
  Total current liabilities                                                              7,806                   7,968

 Long-term debt and capital lease obligations                                           18,368                  17,514

 Deferred taxes and investment tax credits                                               1,330                   1,360

 Other                                                                                   1,807                   1,787

 Redeemable preferred stock                                                                256                     256

 Common stock and other shareholders' equity
  Common stock
   Class A                                                                                 216                     216
   FON                                                                                   1,599                   1,598
   PCS                                                                                     936                     933
  Other shareholders' equity                                                            10,828                  10,969
------------------------------------------------------------------------------------------------------------------------
  Total shareholders' equity                                                            13,579                  13,716
------------------------------------------------------------------------------------------------------------------------

 Total                                                                                 $43,146                 $42,601
                                                                                    ====================================

                              Sprint Corporation
           CONDENSED CONSOLIDATED CASH FLOW INFORMATION (unaudited)
                                  (millions)

                                                                                   Quarters Ended
                                                                                       March 31,
                                                                              ----------------------------
                                                                                 2001                2000
                                                                              ----------------------------
Operating Activities
  Net income (loss)                                                           $   (76)            $   605
  Discontinued operation, net                                                       -                (675)
  Depreciation and amortization                                                 1,121                 966
  Deferred income taxes                                                           (10)                298
  Changes in assets and liabilities                                              (655)               (233)
  Other, net                                                                       61                 (31)
----------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                         441                 930
----------------------------------------------------------------------------------------------------------

Investing Activities
  Capital expenditures
    FON Group                                                                  (1,119)               (758)
    PCS Group                                                                    (655)               (693)
  Investments in and loans to affiliates, net                                     (46)               (130)
  Other, net                                                                       35                 122
----------------------------------------------------------------------------------------------------------
Net cash used by continuing operations                                         (1,785)             (1,459)
Proceeds from the sale of Global One                                                -               1,403
----------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                          (1,785)                (56)
----------------------------------------------------------------------------------------------------------

Financing Activities
  Increase (Decrease) in debt, net                                              1,365                (751)
  Dividends paid                                                                 (109)               (109)
  Other, net                                                                       29                 116
----------------------------------------------------------------------------------------------------------
Net cash provided (used) by financing activities                                1,285                (744)
----------------------------------------------------------------------------------------------------------

Increase (Decrease) in cash and equivalents                                       (59)                130

Cash and equivalents at beginning of period                                       239                 120
----------------------------------------------------------------------------------------------------------

Cash and equivalents at end of period                                         $   180             $   250
                                                                              ============================

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 23, 2001                 SPRINT CORPORATION


                                        By: /s/ MICHAEL T. HYDE
                                            -------------------------------
                                            Name:  Michael T. Hyde
                                            Title:  Assistant Secretary